ARTICLES OF INCORPORATION
                                       OF
                            CHERRY TREE CAPITAL CORP.

         The  undersigned,  desiring to form a corporation  (the  "Corporation")
under  the  laws  of  Florida,   hereby   adopts  the   following   Articles  of
Incorporation:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is Cherry Tree Capital Corp.

                                   ARTICLE II
                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE Ill
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

         4.1. The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, 8th Floor, Miami, FL 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By_Laws. The number of persons constituting the initial Board of Directors shall be 1. The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By_Laws. The name and addresses of the initial Board of Directors and officers are as follows:

         Eric P. Littman                    President/Secretary/Director
         1428 Brickell Avenue, 8th Floor
         Miami, FL 33131

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.


                                   ARTICLE IX
                                  SHAREHOLDERS

         9. I. Inspection of Books. The board of directors shall make reasonable
            ---------------------------
rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         9.2. Control Share Acquisition.  The provisions relating to any control
           --------------------------------
share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

         9.3. Quorum. The holders of shares entitled to  one-third  of the votes
            ------------
at a meeting of  shareholder's  shall  constitute a quorum.

         9.4. Required  Vote.  Acts of shareholders  shall  require the approval
            --------------------
of holders of 50.01% of the  outstanding  votes of shareholders.


                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By_Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI
                                   SUBSCRIBER

         The  name  and  address  of  the  person   signing  these  Articles  of
Incorporation as subscriber is:

         Eric P. Littman
         1428 Brickell Avenue, 8th Floor
         Miami, FL 33131


                                   ARTICLE XII
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XIII
                                 RESIDENT AGENT

      The name and address of the initial resident agent of this corporation is:

                       Eric P. Littman
                       1428 Brickell Avenue, 8th Floor
                       Miami, FL 33131

      IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on September 25, 1996

/s/ Eric P. Littman
Eric P. Littman, Subscriber

Subscribed and Sworn on September 25, 1996 Before me:



/s/ Isabel Cantera
Notary Public

My Commission Expires:

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

      Having been named to accept service of process for Cherry Tree Capital Corp., at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).

/s/ Eric P. Littman
Eric P. Littman

                            ARTICLES OF INCORPORATION
                                       OF
                             NETMAXIMIZER.COM, INC.

                                 ARTICLE I NAME

The name of this corporation is netmaximizer.com, Inc.

                          ARTICLE II PRINCIPLE OFFICE

The principal place of business for the corporation will be at #602F-1027 South Rainbow Blvd., Las Vegas, Nevada 89128. The designation herein of the principal office of this corporation will be without limitation upon the corporation to establish a separate business office and additional places of business, either in the State of Nevada, or elsewhere, or to at any time change said principal office or place of business in accordance with any applicable requirements of law.

                     ARTICLE III DESIGNATED RESIDENT AGENT

The resident agent of the corporation where process may be served is:

          Name                                      Address
Nevada Agency and Trust Company            50 West Liberty Street, Suite 880
                                                Reno, Nevada 89501

                              ARTICLE IV PURPOSES

The purpose, object and nature of the business for which this corporation is organized are:

(a)      to engage in any lawful activity; and

(b) to carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

                               ARTICLE V DURATION

The corporation will have perpetual existence.



                                ARTICLE VI POWERS

The powers of the corporation will be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation will have the following specific powers:

(a) To elect or appoint officers and agents of the corporation and fix their compensation;

(b) To act as an agent for any individual, association, partnership, corporation, or other legal entity;

(c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of , shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

(d) To receive, acquire hold, pledge, transfer, or otherwise dispose of shares purchased, directly or indirectly, out of earned surplus; and

(e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

                      ARTICLE VII AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the corporation is 50,000,000 shares of common stock with a par value of $0.001. All stock when issued will be deemed fully paid and non-assessable. No cumulative voting, on any matter to which stockholders will be entitled to vote, will be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors will, from time to time, determine. Stockholders will not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                             ARTICLE VIII DIRECTORS

Section 1. Size of Board. Members of the governing board of this corporation shall be styled Directors. The number of directors of this corporation may consist of from one (1) to nine (9) directors, as determined, form time to time, by the then existing Board of Directors. Their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties will be such as are prescribed by statute and in the bylaws of the corporation, The name and post office address of the directors consisting the first board of directors, which will be one (1) in number are:




  Name                               Address

Steven Howel                    439 West Bockman Way
                              Sparta, Tennessee 38583

Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

(a) To make, alter, amend and repeal the bylaws subject to the power of the shareholders to alter or repeal the bylaws mad by the Board of Directors;

(b) Subject to the applicable provisions of the bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the account and books of the corporation, or any of them, will be open to shareholder inspection. No shareholder will have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized t do so by resolution of the Board of Directors or of the shareholders of the corporation;

(c) To issue stock of the corporation for consideration of any tangible or intangible property or benefit to the corporation including, but not limited to, cash, promissory notes, services performed, or for any other assets of value in accordance with the action of the Board of Directors as to value received and in return therefore will be conclusive and said stock when issued will be fully paid and non-assessable;

(d) To authorize and issue, without shareholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after acquired property;

(e) To determine whether any and if so what part of the earned surplus of the corporation will be paid in dividends to the shareholders, and to direct and determine other use and disposition of such earned surplus;

(f) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

(g) To establish bonus, profit-sharing, stock option or other types of incentive compensation plans for the employees, including officers and directors, of the corporation and to fix the amount of profits to be shared and distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(h) To designate, by resolution passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which to the extent permitted by law and authorized by the resolution of the bylaws will have and may exercise the powers of the Board;

(i) To provide for the reasonable compensation of its own members by bylaws, and to fix the terms and conditions upon which such will be paid;

(j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers ad do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions fo the laws of the State of Nevada, of these Articles of Incorporation, and of the bylaws of the corporation.

Section 3. Interested Directors. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm, association, or other legal entity will be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm or association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that (1) the interest of each such director will have been disclosed to or known by the Board ad a disinterested majority of the Board will have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.

           ARTICLE IX LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

The personal liability of a director or officer of the corporation to the corporation or the shareholders for damages for breach of fiduciary duty as a director or officer will be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

                           ARTICLE X INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation as follows:

(a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgement, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had, reasonable cause to believe that his conduct was lawful.

(b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonable entitled to indemnify for such expenses as the court deems proper.

(c) To the extent that a director, officer or employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonable incurred by him in connection with the defense.

(d) Any indemnification under subsection (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(i)      By the stockholders;
(ii) By the Board of Directors by majority vote of quorum consisting of directors who were not parties to the act, suit or proceeding;
(iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

            (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication established that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

            (ii) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

               ARTICLE XI PLACE OF MEETING; CORPORATE RECORD BOOKS

Subject to the laws of the State of Nevada, the shareholders and the directors will have the power to hold their meeting, and the directors will have the power to have an office or offices and to maintain the books of the corporation outside the State of Nevada, at such place or places as may from time to time be designated in the bylaws or by appropriate resolution.

                               ARTICLE XII QUORUM

Subject to the laws of the State of Nevada, a quorum for any meeting of the shareholders will consist of one-third of the shares of the class of shares which are entitled to vote at such meeting. A majority of the votes cast is required for approval of any action taken at any shareholders meeting.

                       ARTICLE XIII AMENDMENT OF ARTICLES

The provision of these articles of incorporation may be amended, altered or repealed from time to time to the extent and manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to reservation.

                           ARTICLE XIV INCORPORATORS

The names and post office addresses of the incorporators of this corporation are:

Name                                     Address

Steven Howell                       439 West Bockman Way
                                   Sparta, Tennessee 38583

       ARTICLE XV ELECTION REGARDING NRS 78.378-78.379 AND 78.411-78.444

This corporation will NOT be governed by nor will the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied to this corporation.

/s/ Steven Howell
Steven Howell, Incorporator


On January 25,1999, personally appeared before me, a Notary Public, Steven Howell, who acknowledged that he executed the above instrument.


                       /s/Linda Sparkman
                       Notary Public in and for the
                       State of Tennessee





                               ARTICLES OF MERGER
                                       OF
                            CHERRY TREE CAPITAL CORP.
                             (a Florida corporation)
                                      INTO
                  NETMAXIMIZER.COM, INC. (a Nevada Corporation)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.:

        First:  That the name and jurisdiction of the surviving corporation are:
                                                             ---------

      Name and Address                                   Jurisdiction

      Netmaximizer.com, Inc.                               Nevada
--------------------------------------------
      #602F - 1027 South Rainbow Blvd.
      Las Vegas, Nevada 89128

Second: The name and address of each merging corporation are:

      Name and Address                                   Jurisdiction

      Cherry Tree Capital Corp.                            Florida
--------------------------------------------
      7695 SW 104th Street, Suite 210
      Miami, Florida 33156

Third: The Plan of Merger is attached

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

Fifth: Adoption of Merger by surviving corporation:

      The Plan of Merger was adopted by the shareholders of the surviving corporation on February 9, 1999.

Sixth: Adoption of Merger by merging corporation:

      The Plan of Merger was adopted by the shareholders of the merging corporation on February 9, 1999.

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation        Signature                 Typed or Printed Name of
------------------------------------------------------------------------------
                                                     Individual & Title
------------------------------------------------------------------------------

 Cherry Tree Capital Corp.        /s/David Saltrelli  David Saltrelli, President

 Netmaximizer.com, Inc.           /s/Steven Howell____Steven Howell, President

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                             NETMAXIMIZER.COM, INC.
                             (a Nevada Corporation)

      I, the undersigned President of Netmaximizer.com, Inc., do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened, held on the 9th Day of March, 1999, adopted a resolution to amend the original articles as follows:

      Article I is hereby amended to read as follows:

         The name of this corporation is Cherry Tree Capital Corp.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                 /s/ David Saltrelli
                     David Saltrelli, President & Secretary

     On March 9th, 1999, personally appeared before me, a Notary Public, David Saltrelli,

     President of Netmaximizer.com, Inc., who acknowledged that he executed the above instrument.


                      /s/ Kathleen M. Lang
                          Notary Public in and for the
                          State of Florida






              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                            CHERRY TREE CAPITAL CORP.
                             (a Nevada Corporation)

      I, the undersigned President and Secretary of Cherry Tree Capital Corp., do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened, held on the 14th Day of April, 2000, adopted a resolution to amend the original articles as follows:

      ARTICLE I is hereby amended to read as follows:

      The name of the corporation shall be VisualMed Clinical Systems Corp.

      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 35,025,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding 35,000,000 shares or 99% of each class of stock outstanding and entitled to vote thereon.


                                    /s/ Carlos Garcia
                                    Carlos Garcia, President & Secretary

      On April 14, 2000, personally appeared before me, Notary Public, Carlos Garcia, President and Secretary of Cherry Tree Capital Corp., who acknowledged that he executed the above instrument.


                                            /s/ Jennifer Barrueta
                                            Notary Public